Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capital Resource Funding, Inc. (the "Company") on Form 10-QSB for the period ended November 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wang, Bin, President and Chief Executive Officer of the Company for the quarter ending November 30, 2006, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

January 16, 2007                                               CAPITAL RESOURCE FUNDING, INC.

By: /s/ Wang, Bin _
                                                                              Wang, Bin
                                                                               Chief Executive Officer and President